Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 PORTFOLIO COMPANY CONTINENTAL GENERAL INSURANCE
TO ACQUIRE HUMANA’S LONG-TERM CARE INSURANCE BUSINESS

Acquisition Will Significantly Increase Insurance Investment Portfolio
to Approximately $3.5 Billion of Cash and Invested Assets

NEW YORK, November 6, 2017 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE: HCHC), a diversified holding company, announced today that its insurance subsidiary, Continental General Insurance Company (“CGIC”), has signed a definitive agreement to acquire Humana Inc.’s (NYSE: HUM) long-term care (“LTC”) insurance business, KMG America Corporation (“KMG”).

As of June 30, 2017, KMG’s subsidiary, Kanawha Insurance Company (“Kanawha”), had approximately $150 million in Statutory Capital and Surplus with approximately $2.3 billion of cash and invested assets. Once the proposed acquisition has been completed, CGIC will have cash and invested assets of approximately $3.5 billion.

The transaction requires Humana to make a $203 million cash capital contribution to Kanawha prior to closing. Humana’s capital contribution is subject to adjustment based on certain items, details of which are set forth in the Stock Purchase Agreement that has been filed with the Securities and Exchange Commission. The transaction is expected to be immediately accretive to CGIC’s Risk Based Capital ratio and statutory capital.

“The acquisition of Humana’s long-term care insurance business marks another significant milestone in the growth of our insurance subsidiary,” said Philip Falcone, Chairman, President and Chief Executive Officer of HC2. “We closed our initial acquisitions of American Financial Group’s long-term care insurance businesses almost two years ago as the first step towards building a platform focused on acquiring LTC businesses. Since then, we’ve steadily built our insurance platform infrastructure in Austin, Texas and looked at numerous potential acquisitions in the space. We are extremely pleased to have reached this mutually beneficial agreement with Humana as it represents another key stepping stone for our platform. In addition, we believe this transaction is further validation of our platform and our strategy and represents industry recognition as the counterparty of choice for future LTC transactions. We look forward to leveraging this platform to generate meaningful growth.”

The acquisition is subject to customary closing conditions and regulatory approvals, including the South Carolina Department of Insurance. CGIC expects the transaction will close by the third quarter 2018.

Please refer to HC2's Current Report on Form 8-K that was filed with the Securities and Exchange Commission for a more complete description of the terms and conditions of the Stock Purchase Agreement.

Keefe, Bruyette & Woods, Inc. is acting as financial advisor to Continental General Insurance Company. Drinker Biddle & Reath LLP is acting as legal advisor to Continental General Insurance Company.

Goldman, Sachs & Co. LLC is acting as financial advisor to Humana. Locke Lord LLP is acting as legal advisor to Humana.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

About Humana

Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools - such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions - combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com.

Cautionary Statement Regarding Forward Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director - Investor Relations & Public Relations
abackman@hc2.com
212-339-5836